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                                                                    Exhibit 99.1
[proxy]

                          NEW YORK MERCANTILE EXCHANGE

                        SPECIAL MEETING OF MEMBERS OF THE
                        NYMEX DIVISION -           , 2000

                                      PROXY

I hereby constitute and appoint                             with full power of
substitution, as my proxy or proxies, to appear for me in my name, place and stead, to cast my ballot with regard to the demutualization of the New York Mercantile Exchange at the Special Meeting of Members of the NYMEX Division of
the New York Mercantile Exchange to be held on        ,    2000 and at any
adjournment thereof, all as more fully described in the proxy statement and prospectus accompanying this proxy. My ballot is enclosed.

                                               ------------------------------
                                               Signature of Member

 -----------------------                       ------------------------------
 Date                                          Print Name of Member

If no direction is given on the ballot or if no ballot is enclosed, an executed proxy will be voted for the demutualization.


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[ballot]

                          NEW YORK MERCANTILE EXCHANGE

                           SPECIAL MEETING OF MEMBERS

                    OF THE NYMEX DIVISION -            , 2000

The Undersigned hereby votes as indicated below on the following matter:

Approval and adoption of the demutualization of the New York Mercantile Exchange ("NYMEX"), as more fully described in the proxy statement and prospectus accompanying this ballot, in which:

         1. NYMEX will merge with and into New York Mercantile Exchange, Inc., a Delaware nonstock corporation, which will survive this merger.

                                       AND

         2. Immediately thereafter, New York Mercantile Exchange, Inc. will merge with NYMEX Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of NYMEX Holdings, Inc. New York Mercantile Exchange, Inc. will survive this merger.

                            / /   FOR    / /  AGAINST

                   THE BOARD OF DIRECTORS OF NYMEX RECOMMENDS

                THAT YOU VOTE "FOR" THE PROPOSED DEMUTUALIZATION